Exhibit 10.1
AMENDMENT TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into this 12th day of November, 2020, between CNO Financial Group, Inc., a Delaware corporation (the “Company”) and Gary C. Bhojwani (“Executive”).
Recitals
A.The Company and Executive entered into an Amended and Restated Employment Agreement dated as of August 6, 2019 (the “Agreement”).
B.The Company and Executive desire to further amend the Agreement to extend its Term (as defined in the Agreement) and to make the other changes set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged:
1.Section 2 of the Agreement is hereby amended solely to change the ending date of the Term from December 31, 2020 to December 31, 2023. All other provisions of Section 2 of the Agreement shall remain unchanged.
2.The second sentence of Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:
“During the Term, Executive shall report exclusively to the Company’s Board of Directors (or, following a Change in Control, the board of directors, board of managers or similar governing body of the Ultimate Parent (as defined in Section 10(c) below) (the “Board”) regarding the performance of his duties.”
All other provisions of Section 3 of the Agreement shall remain unchanged.
3.Section 5(a) of the Agreement is hereby amended solely to change the amount of Executive’s Base Salary to his current Base Salary of $1,030,000. All other provisions of Section 5(a) of the Agreement shall remain unchanged.
4.Section 5(b) of the Agreement is hereby amended solely to change “2020 bonus” in the penultimate sentence to “2023 bonus.” All other provisions of Section 5(b) of the Agreement shall remain unchanged.
5.Section 8 of the Agreement is hereby amended to add the following provisions:
“Executive understands that nothing in this Agreement shall be construed to prohibit Executive from (A) filing a charge or complaint with, participating in an investigation or proceeding conducted by, or reporting possible violations of law or regulation to any federal, state or local government agency, (B) truthfully responding to or complying with a subpoena, court order, or other legal process, or (C) exercising any rights Executive may have under applicable labor laws to engage in concerted activity with other employees; provided however, that Executive agrees to forgo any monetary benefit from the filing of a charge or complaint with a government agency except pursuant to a whistleblower program or where Executive’s right to receive such a monetary benefit is otherwise not waivable by law.
Under the U.S. Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b) (the “Act”), persons who disclose trade secrets in connection with lawsuits or other proceedings under seal (including lawsuits alleging retaliation), or in confidence to a federal, state or local government official, or attorney, solely for the purpose of reporting or investigating a suspected violation of law, enjoy immunity from civil and criminal liability under state and federal trade secrets laws for such disclosure.  Executive acknowledges that Executive has hereby received adequate notice of this immunity, such that the Company is entitled to all remedies available for violations of the Act, including exemplary damages and attorney fees. Nothing in this Agreement is intended to conflict with the Act or create liability for disclosures of trade secrets that are expressly allowed by the Act.
Notice. An individual shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law.  An individual shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.”

6.Clauses (x) and (y) in the second sentence of Section 9 of the Agreement are hereby deleted in their entirety and replaced with the following:
“comprised of the peer companies used by the Board in considering executive compensation as disclosed in the Company’s most recent proxy statement for its annual meeting of shareholders;”
All other provisions of Section 9 of the Agreement shall remain unchanged.
7.Section 10(c) of the Agreement is hereby amended solely to change the second sentence of such section to read as follows:
“A “Control Termination” shall mean any termination by the Company (or its successor) of Executive’s employment for any reason (other than a termination by the Company (or its successor) for Just Cause), or by Executive With Reason as so defined, within six months in anticipation of or within two years following a Change in Control.”
All other provisions of Section 10(c) of the Agreement shall remain unchanged.
8.Section 10(d) is hereby amended solely to add the following sentence at the end of such section:
“Executive’s employment will be deemed to have terminated by Executive for “Good Reason” (as such term is defined in any agreement evidencing an award pursuant to the Company’s Amended and Restated Long-Term Incentive Plan, as the same may be amended and/or restated from time to time (the “LTIP”)) for all purposes pursuant to the LTIP in the event that Executive experiences a termination of employment by Executive With Reason pursuant to this Section 10(d).”
All other provisions of Section 10(d) of the Agreement shall remain unchanged.
9.Section 11(c) is hereby amended solely to add the following sentence at the end of such section:
“Notwithstanding anything contained in the Agreement, Executive’s employment will be deemed to have terminated by the Company without “Cause” (as such term is defined in any agreement evidencing an award pursuant to the LTIP) for all purposes of the LTIP in the event of the expiration of the Term if no extension of the Agreement has been offered by the Company to Executive on substantially the same terms or better.”
10.All provisions of the Agreement not amended hereby shall remain in full force and effect.
[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

CNO FINANCIAL GROUP, INC.

By:	/s/ Yvonne K. Franzese
Yvonne K. Franzese
Chief Human Resources Officer

/s/ Gary C. Bhojwani
Gary C. Bhojwani